Exhibit 99.2





SUPPLEMENTAL FINANCIAL & OPERATING DATA

FIRST QUARTER ENDED MARCH 31, 2022


JACK CASINO


GREEKTOWN CASINO • HOTEL

VICI Q1 2022 Supplemental Financial & Operating Data 2 Disclaimers Forward Looking Statements Certain statements in this presentation are forward-looking statements within the meaning of the federal securities laws. Forward‐looking statements are based on VICI Properties Inc.’s (“VICI” or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical facts and by the use of words such as “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. Among those risks, uncertainties and other factors are: risks associated with the MGP Transactions (as defined herein), including our ability or failure to realize the anticipated benefits of the acquisition of MGM Growth Properties LLC and related transactions (the "MGP Transactions"); the impact of changes in general economic conditions and market developments, including inflation, low consumer confidence, supply chain disruptions, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy; our dependence on subsidiaries of Caesars Entertainment, Inc. (“Caesars”), Penn National Gaming, Inc. (“Penn National”), Seminole Hard Rock Entertainment, Inc. (“Hard Rock”), Century Casinos, Inc. (“Century Casinos”), Rock Ohio Ventures LLC (“JACK Entertainment”), the Eastern Band of Cherokee Indians (“EBCI”), an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. (“Venetian Las Vegas Tenant”), and MGM Resorts International (“MGM”) as tenants of our properties and Caesars, Penn National, Hard Rock, Century Casinos, JACK Entertainment, EBCI and MGM or certain of their respective subsidiaries as guarantors of the lease payments and the negative consequences any material adverse effect on their respective businesses could have on us; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties and the completion of pending transactions on a timely basis, or at all, or the imposition of conditions to such regulatory approvals; our tenants historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness, including indebtedness assumed and incurred by us in connection with the MGP Transactions, and ability to service, refinance and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; the possibility that we identify significant environmental, tax, legal or other issues that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our recently completed transactions; the effects of our recently completed transactions on us, including the future impact on our financial condition, financial and operating results, cash flows, strategy and plans; the impact and outcome of previous and potential future litigation relating to the MGP Transactions; the possibility of adverse tax consequences as a result of our recently completed transactions; increased volatility in our stock price as a result of our recently completed transactions; our reliance on distributions received from VICI Properties L.P., and, subsequent to the consummation of the MGP Transactions, VICI Properties OP LLC, our operating partnership, to make distributions to our stockholders; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time; and competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on our and our tenants' financial condition, results of operations, cash flows and performance. The extent to which the COVID-19 pandemic continues to adversely affect our tenants, and ultimately impacts our business and financial condition, depends on future developments which cannot be predicted with confidence, including the impact of the actions taken to contain the pandemic or mitigate its impact, including the availability, distribution, public acceptance and efficacy of approved vaccines, new or mutated variants of COVID-19 (including vaccine-resistant variants) or a similar virus, the direct and indirect economic effects of the pandemic and containment measures on our tenants, the ability of our tenants to successfully operate their businesses, including the costs of complying with regulatory requirements necessary to keep their respective facilities open, such as reduced capacity requirements, the need to close any of the facilities as a result of the COVID-19 pandemic, and the effects of the negotiated capital expenditure reductions and other amendments to our lease agreements that we agreed to with certain of our tenants in response to the COVID-19 pandemic. Each of the foregoing could have a material adverse effect on our tenants' ability to satisfy their obligations under their Lease Agreements with us, including their continued ability to pay rent in a timely manner, or at all, and/or to fund capital expenditures or make other payments required under their leases. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Caesars, Century Casinos, EBCI, Hard Rock, JACK Entertainment, MGM, Penn and Venetian Las Vegas Tenant Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars, Century Casinos, EBCI, Hard Rock, JACK Entertainment, MGM, Penn and Venetian Las Vegas Tenant included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC and MGM, as the parent and guarantor of MGM Lessee, LLC, the Company's significant lessees, have been filed with the Securities and Exchange Commission (“SEC”). Certain financial and other information for Caesars, Century Casinos, EBCI, Hard Rock, JACK Entertainment, MGM, Penn and Venetian Las Vegas Tenant included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data This presentation contains estimates and information concerning the Company's industry, including market position, rent growth and rent coverage of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of March 31, 2022 unless otherwise indicated.

Corporate Overview

VICI

About VICI Properties (NYSE: VICI)

VICI Properties Inc. is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. Following the closing of the acquisition of MGM Growth Properties LLC on April 29, 2022, VICI Properties' national, geographically diverse portfolio consists of 43 gaming facilities comprising over 122 million square feet and features approximately 58,700 hotel rooms and more than 450 restaurants, bars, nightclubs and sportsbooks. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos, Inc., the Eastern Band of Cherokee Indians, Hard Rock International Inc., JACK Entertainment LLC, MGM Resorts International, Penn National Gaming, Inc., and The Venetian Las Vegas. VICI Properties also has an investment in the Chelsea Piers, New York facility and owns four championship golf courses and 34 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties' strategy is to create the nation's highest quality and most productive experiential real estate portfolio.

Senior Management

Edward Pitoniak	Chief Executive Officer & Director
John Payne	President & Chief Operating Officer
David Kieske	EVP, Chief Financial Officer
Samantha Gallagher	EVP, General Counsel & Secretary
Gabriel Wasserman	Chief Accounting Officer

Board of Directors

		Independent
James Abrahamson	Director, Chairman of the Board	✓
Diana Cantor	Director, Audit Committee Chair	✓
Monica Douglas	Director	✓
Elizabeth Holland	Director, Nominating & Governance Committee Chair	✓
Craig Macnab	Director, Compensation Committee Chair	✓
Edward Pitoniak	Chief Executive Officer & Director	
Michael Rumbolz	Director	✓

Covering Equity Analysts

Firm	Analyst	Phone	Email
Berenberg	Keegan Carl	(646) 949-9052	Keegan.carl@berenberg-us.com
BofA Merrill Lynch	Shaun Kelley	(646) 855-1005	Shaun.kelley@baml.com
Capital One Securities	Neil Malkin	(571) 633-8191	Neil.malkin@capitalone.com
CBRE	John DeCree	(702) 691-3213	John.decree@cbre.com
Citi	Smedes Rose	(212) 816-6243	Smedes.rose@citi.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.santarelli@db.com
Goldman Sachs	Stephen Grambling	(212) 902-7832	Stephen.grambling@gs.com
Green Street Advisors	Spenser Allaway	(949) 640-8780	Sallaway@greenstreetadvisors.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
J.P. Morgan	Anthony Paolone	(212) 622-6682	Anthony.paolone@jpmorgan.com
Keybanc	Todd Thomas	(917) 368-2286	Tthomas@key.com
Ladenburg Thalmann & Co.	John Massocca	(212) 409-2543	Jmassocca@ladenburg.com
Loop Capital	Daniel Adam	(212) 823-1312	Daniel.adam@loopcapital.com
Macquarie Capital	Chad Beynon	(212) 231-2634	chad.beynon@macquarie.com
Morgan Stanley	Thomas Allen	(212) 761-3356	Thomas.allen@morganstanley.com
Raymond James	RJ Milligan	(727) 567-2585	Rjmilligan@raymondjames.com
Robert W. Baird	Wesley Golladay	(216) 737-7510	Wgolladay@rwbaird.com
Scotiabank	Greg McGinniss	(212) 225-6906	Greg.mcginniss@scotiabank.com
SMBC Nikko Securities	Richard Anderson	(646) 521-2351	Randerson@smbcnikko-si.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Truist Securities	Barry Jonas	(212) 590-0998	Barry.jonas@truist.com
Wolfe Research	Andrew Rosivach	(646) 582-9250	Arosivach@wolferesearch.com

Covering Fixed Income Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	James Kayler	(646) 855-9223	James.f.kayler@baml.com
Deutsche Bank	Luis Chinchilla	(212) 250-9980	Luis.chinchilla@db.com
Goldman Sachs	Komal Patel	(212) 357-9774	Komal.patel@gs.com
J.P. Morgan	Michael Pace	(212) 270-6530	Michael.pace@jpmorgan.com

Contact Information

Corporate Headquarters
VICI Properties Inc.
535 Madison Ave., 20th Fl
New York, NY 10022
(646) 949-4631

Public Markets Detail
Ticker: VICI
Exchange: NYSE

Transfer Agent
Computershare
7530 Lucerne Drive, Suite 305
Cleveland, OH 44130
(800) 962-4284
www.computershare.com

Website
www.viciproperties.com

Investor Relations
investors@viciproperties.com

Public Relations
pr@viciproperties.com

VICI Q1 2022 Supplemental Financial & Operating Data

3

VICI Q1 2022 Supplemental Financial & Operating Data Table of Contents Consolidated Balance Sheets 8-9 Consolidated Statements of Operations 10-11 Non‐GAAP Financial Measures 12-13 2022 Guidance 17 Portfolio Overview 20-21 Summary of Current Lease Terms 22-24 Recent Activity 25-26 Definitions of Non-GAAP Financial Measures 28 7 Portfolio Diversification 19 4 Revenue Detail 14-15 Portfolio & Financial Highlights Capitalization 18 Embedded Growth Pipeline 27 Annualized Contractual Rent and Income from Loans 16

VICI Q1 2022 Supplemental Financial & Operating Data Park MGM New York-New York The Mirage Luxor MGM Grand Excalibur Mandalay Bay On April 29, 2022, VICI closed on its $17.2bn transformative acquisition of MGM Growth Properties, enhancing VICI’s portfolio quality with 7 premier Las Vegas resorts… 5

VICI Q1 2022 Supplemental Financial & Operating Data Borgata MGM Grand DetroitBeau RivageMGM Springfield Empire City MGM Northfield Park Gold StrikeMGM National Harbor …and a market-leading regional portfolio of 8 assets for ~$1.0 billion of incremental annual rent 6

Portfolio & Financial Highlights

(amounts in thousands, except per share, portfolio and property data)

VICI

Financial Highlights as of March 31, 2022

	Three Months Ended				
	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Net Income Per Share					
Basic	$0.35	$0.45	$0.29	$0.56	$0.50
Diluted	$0.35	$0.44	$0.28	$0.54	$0.50
Funds From Operations Per Share[1]					
Basic	$0.35	$0.45	$0.29	$0.56	$0.50
Diluted	$0.35	$0.44	$0.28	$0.54	$0.50
Adjusted Funds From Operations Per Share[1]					
Basic	$0.45	$0.44	$0.46	$0.48	$0.48
Diluted	$0.44	$0.44	$0.45	$0.46	$0.47
Net Income Attributable to Common Stockholders	$240,383	$281,479	$161,862	$300,709	$269,801
Adjusted EBITDA[1]	$357,967	$329,300	$324,544	$327,225	$325,834
Annualized Dividend Per Share	$1.44	$1.44	$1.44	$1.32	$1.32
Dividend Yield at Period End	5.1%	4.8%	5.1%	4.3%	4.7%

Summary Capitalization

Equity Market Capitalization[2]	$21,299,843
Total Debt	$5,350,000
Cash & Cash Equivalents	$568,702
Enterprise Value	$26,081,141
LTM Net Leverage Ratio[3]	3.6x

Portfolio Highlights – Pro Forma for MGP Acquisition[4]

Portfolio Summary

Properties	43
Golf Courses	4
Developable Las Vegas Strip Land	34 acres
States	15
Metropolitan Statistical Areas ("MSAs")	20
Weighted Average Remaining Lease Term, Including Renewal Options (as of 3/31/2022)	43.0 years
Occupancy Rate	100%

Geographic Diversity



% of Total SF			
Las Vegas	55%	Boston	2%
Philadelphia	13%	Dallas	1%
New Orleans	5%	Cincinnati	1%
Detroit	4%	Kansas City	1%
Washington D.C.	3%	Omaha	1%
San Francisco	2%	Laughlin	1%
Chicago	2%	Pittsburgh	1%
Cleveland	2%	New York	0.4%
Louisville	2%	Nashville	0.4%
Memphis	2%	St. Louis	0.2%

45% Las Vegas / 55% Regional (By % of Rent)[5]

Tenant Diversity



% of Rent[5]	
Caesars	42%
MGM	36%
Venetian	10%
Hard Rock	5%
JACK	3%
Penn	3%
EBCI	1%
CNTY	1%

81% Public Tenants / 19% Private Tenants (By % of Rent)[5]

1. See "Non-GAAP Financial Measures" on pages 12-13 of this presentation for the reconciliations and "Definitions of Non-GAAP Financial Measures" on page 28 of this presentation for the definitions of these Non-GAAP Financial Measures.
2. Based on 748,413,311 shares outstanding and closing share price of $28.46 on March 31, 2022.
3. Net Leverage Ratio is defined as Total Debt less Cash & Cash Equivalents divided by Adjusted EBITDA for the last twelve months ended March 31, 2022. See "Non-GAAP Financial Measures" on page 13 of this presentation for the reconciliation of Adjusted EBITDA for the periods presented.
4. Metrics include the impact of the MGM Growth Properties LLC ("MGP") acquisition, which closed subsequent to quarter end on April 29, 2022.
5. Based on annualized contractual rent as of May 2022. Pro forma for MGM's pending sale of the operations of the Mirage Hotel & Casino (the "Mirage") to Hard Rock, which is subject to customary closing conditions and regulatory approvals. Please refer to page 25 for additional details.

VICI Q1 2022 Supplemental Financial & Operating Data
7

VICI Q1 2022 Supplemental Financial & Operating Data March 31, 2022 December 31, 2021 Assets Real estate portfolio: Investments in leases - sales-type, net 17,113,699$ 13,136,664$ Investments in leases - financing receivables, net 2,650,633 2,644,824 Investments in loans, net 513,128 498,002 Land 153,576 153,576 Cash and cash equivalents 568,702 739,614 Other assets 741,583 424,693 Total assets 21,741,321$ 17,597,373$ Liabilities Debt, net 5,297,014$ 4,694,523$ Accrued expenses and deferred revenue 99,062 113,530 Dividends payable 269,276 226,309 Other liabilities 592,183 375,837 Total liabilities 6,257,535 5,410,199 Stockholders' equity 7,484 6,289 — — Additional paid-in capital 14,971,890 11,755,069 Accumulated other comprehensive income 109,495 884 Retained earnings 315,809 346,026 Total VICI stockholders' equity 15,404,678 12,108,268 Non-controlling interest 79,108 78,906 Total stockholders' equity 15,483,786 12,187,174 Total liabilities and stockholders' equity 21,741,321$ 17,597,373$ Common stock, $0.01 par value, 1,350,000,000 shares authorized and 748,413,311 and 628,942,092 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at December 31, 2021 and December 31, 2020 Consolidated Balance Sheets (amounts in thousands, except share and per share data) 8

VICI Q1 2022 Supplemental Financial & Operating Data March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 Assets Real estate portfolio: Investments in leases - sales-type, net 17,113,699$ 13,136,664$ 13,124,209$ 13,098,853$ Investments in leases - financing receivables, net 2,650,633 2,644,824 2,640,399 2,643,648 Investments in loans, net 513,128 498,002 523,897 505,262 Land 153,576 153,576 153,576 157,365 Cash and cash equivalents 568,702 739,614 669,514 407,522 Other assets 741,583 424,693 437,209 406,898 Total assets 21,741,321$ 17,597,373$ 17,548,804$ 17,219,548$ Liabilities Debt, net 5,297,014$ 4,694,523$ 4,692,032$ 6,772,903$ Accrued expenses and deferred revenue 99,062 113,530 125,188 83,428 Dividends payable 269,276 226,309 226,300 177,114 Other liabilities 592,183 375,837 376,498 451,034 Total liabilities 6,257,535 5,410,199 5,420,018 7,484,479 Stockholders' equity Common stock 7,484 6,289 6,289 5,370 Preferred stock — — — — Additional paid-in capital 14,971,890 11,755,069 11,752,852 9,366,561 Accumulated other comprehensive income (loss) 109,495 884 — (70,815) Retained earnings 315,809 346,026 290,966 355,524 Total VICI stockholders' equity 15,404,678 12,108,268 12,050,107 9,656,640 Non-controlling interest 79,108 78,906 78,679 78,429 Total stockholders' equity 15,483,786 12,187,174 12,128,786 9,735,069 Total liabilities and stockholders' equity 21,741,321$ 17,597,373$ 17,548,804$ 17,219,548$ Consolidated Balance Sheets – Quarterly (amounts in thousands, except share and per share data) 9

VICI Q1 2022 Supplemental Financial & Operating Data Three Months Ended March 31, 2022 2021 Revenues Income from sales-type leases 326,735$ 290,146$ Income from lease financing receivables and loans 72,878 70,377 Other income 8,386 6,974 Golf revenues 8,626 6,813 Total revenues 416,625 374,310 Operating expenses General and administrative 9,466 8,085 Depreciation 776 792 Other expenses 8,386 6,974 Golf expenses 5,285 4,506 Change in allowance for credit losses 80,820 (4,380) Transaction and acquisition expenses 755 8,721 Total operating expenses 105,488 24,698 Interest expense (68,142) (77,048) Interest income 93 19 Income before income taxes 243,088 272,583 Income tax expense (400) (484) Net income 242,688 272,099 Less: Net income attributable to non-controlling interest (2,305) (2,298) Net income attributable to common stockholders 240,383$ 269,801$ Net income per common share Basic 0.35$ 0.50$ Diluted 0.35$ 0.50$ Weighted average number of shares of common stock outstanding Basic 684,341,045 536,480,505 Diluted 687,914,683 544,801,802 Consolidated Statements of Operations (amounts in thousands, except share and per share data) 10 1 1 Impact to net income related to non-cash change in allowance for credit losses - CECL (80,820)$ 4,380$ Per share impact related to non-cash change in allowance for credit losses - CECL Basic (0.12)$ 0.01$ Diluted (0.12)$ 0.01$ 1. Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 for further details.

Consolidated Statements of Operations – Quarterly

VICI

(amounts in thousands, except share and per share data)

	Three Months Ended			
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Revenues				
Income from sales-type leases	$ 326,735	$ 294,635	$ 292,059	$ 291,132
Income from lease financing receivables and loans	72,878	72,664	70,205	69,996
Other income	8,386	6,911	6,936	6,987
Golf revenues	8,626	8,944	6,504	8,285
Total revenues	416,625	383,154	375,704	376,400
Operating expenses				
General and administrative	9,466	9,030	8,379	7,628
Depreciation	776	771	771	757
Other expenses	8,386	6,911	6,936	6,987
Golf expenses	5,285	5,881	5,143	5,232
Change in allowance for credit losses[1]	80,820	4,899	9,031	(29,104)
Transaction and acquisition expenses	755	713	177	791
Total operating expenses	105,488	28,205	30,437	(7,709)
Interest expense	(68,142)	(70,437)	(165,099)	(79,806)
Interest income	93	45	26	30
Loss from extinguishment of debt	—	—	(15,622)	—
Income before income taxes	243,088	284,557	164,572	304,333
Income tax expense	(400)	(759)	(388)	(1,256)
Net income	242,688	283,798	164,184	303,077
Less: Net income attributable to non-controlling interest	(2,305)	(2,319)	(2,322)	(2,368)
Net income attributable to common stockholders	$ 240,383	$ 281,479	$ 161,862	$ 300,709
Net income per common share				
Basic	$ 0.35	$ 0.45	$ 0.29	$ 0.56
Diluted	$ 0.35	$ 0.44	$ 0.28	$ 0.54
Weighted average number of shares of common stock outstanding				
Basic	684,341,045	628,632,771	555,153,692	536,692,167
Diluted	687,914,683	637,407,750	571,894,545	554,438,981
Impact to net income related to non-cash change in allowance for credit losses - CECL[1]	**$ (80,820)**	**$ (4,899)**	**$ (9,031)**	**$ 29,104**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.12)	$ (0.01)	$ (0.02)	$ 0.05
Diluted	$ (0.12)	$ (0.01)	$ (0.02)	$ 0.05

1. Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 for further details.

VICI Q1 2022 Supplemental Financial & Operating Data

11

VICI Q1 2022 Supplemental Financial & Operating Data Non‐GAAP Financial Measures (amounts in thousands, except share and per share data) 12 2022 2021 Net income attributable to common stockholders 240,383$ 269,801$ Real estate depreciation — — Funds From Operations (FFO)1 240,383 269,801 Non-cash leasing and financing adjustments (35,564) (27,852) Non-cash change in allowance for credit losses 80,820 (4,380) Non-cash stock-based compensation 2,630 2,277 Transaction and acquisition expenses 755 8,721 Amortization of debt issuance costs and original issue discount 15,977 6,691 Other depreciation 746 760 Capital expenditures (454) (1,233) Non-cash adjustments attributable to non-controlling interest 202 227 Adjusted Funds From Operations (AFFO)1 305,495 255,012 Interest expense, net 52,072 70,338 Income tax expense 400 484 Adjusted EBITDA1 357,967$ 325,834$ Net income per common share Basic 0.35$ 0.50$ Diluted 0.35$ 0.50$ FFO per common share Basic 0.35$ 0.50$ Diluted 0.35$ 0.50$ AFFO per common share Basic 0.45$ 0.48$ Diluted 0.44$ 0.47$ Weighted average number of shares of common stock outstanding Basic 684,341,045 536,480,505 Diluted 687,914,683 544,801,802 Three Months Ended March 31, 1. See definitions of Non-GAAP Financial Measures on page 28 of this presentation.

Non-GAAP Financial Measures – Quarterly

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended			
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net income attributable to common stockholders	$ 240,383	$ 281,479	$ 161,862	$ 300,709
Real estate depreciation	—	—	—	—
Funds From Operations (FFO)[1]	**240,383**	**281,479**	**161,862**	**300,709**
Non-cash leasing and financing adjustments	(35,564)	(31,363)	(30,865)	(29,346)
Non-cash change in allowance for credit losses	80,820	4,899	9,031	(29,104)
Non-cash stock-based compensation	2,630	2,304	2,395	2,395
Transaction and acquisition expenses	755	713	177	791
Amortization of debt issuance costs and original issue discount	15,977	20,729	34,098	9,934
Other depreciation	746	742	742	726
Capital expenditures	(454)	(852)	(131)	(274)
Loss on extinguishment of debt and interest rate swap settlements[2]	—	—	79,861	—
Non-cash adjustments attributable to non-controlling interest	202	227	250	296
Adjusted Funds From Operations (AFFO)[1]	**305,495**	**278,878**	**257,420**	**256,127**
Interest expense, net	52,072	49,663	66,736	69,842
Income tax expense	400	759	388	1,256
Adjusted EBITDA[1]	**$ 357,967**	**$ 329,300**	**$ 324,544**	**$ 327,225**
Net income per common share				
Basic	$ 0.35	$ 0.45	$ 0.29	$ 0.56
Diluted	$ 0.35	$ 0.44	$ 0.28	$ 0.54
FFO per common share				
Basic	$ 0.35	$ 0.45	$ 0.29	$ 0.56
Diluted	$ 0.35	$ 0.44	$ 0.28	$ 0.54
AFFO per common share				
Basic	$ 0.45	$ 0.44	$ 0.46	$ 0.48
Diluted	$ 0.44	$ 0.44	$ 0.45	$ 0.46
Weighted average number of shares of common stock outstanding				
Basic	684,341,045	628,632,771	555,153,692	536,692,167
Diluted	687,914,683	637,407,750	571,894,545	554,438,981

1. See definitions of Non-GAAP Financial Measures on page 28 of this presentation.
2. For the three months ended September 30, 2021, includes swap breakage costs of approximately $64.2 million incurred in connection with the early settlement of the outstanding interest rate swap agreements.

VICI Q1 2022 Supplemental Financial & Operating Data

13

Revenue Detail

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended March 31, 2022	2021
Contractual revenue from sales-type leases		
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease[1]	$ 122,729	$ 129,040
Caesars Las Vegas Master Lease	105,556	100,652
The Venetian Resort Las Vegas Lease	25,298	—
Greektown Lease	12,830	13,889
Hard Rock Lease	11,010	10,848
Caesars Southern Indiana Lease	8,125	—
Century Master Lease	6,376	6,313
Margaritaville Lease	5,924	5,872
Income from sales-type leases non-cash adjustment[2]	28,887	23,532
Income from sales-type leases	326,735	290,146
Contractual revenue from lease financing receivables		
Harrah's NOLA, AC, and Laughlin	39,663	39,077
JACK Entertainment Master Lease	16,690	16,470
Income from lease financing receivables non-cash adjustment[2]	6,666	4,345
Income from lease financing receivables	63,019	59,892
Contractual interest income		
JACK Entertainment Loan	-	1,633
Caesars Forum Convention Center Loan	7,854	7,700
Chelsea Piers Loan	1,176	1,176
Great Wolf Mezzanine Loan	818	—
Income from loans non-cash adjustment[2]	11	(24)
Income from loans	9,859	10,485
Income from lease financing receivables and loans	72,878	70,377
Other income	8,386	6,974
Golf revenues	8,626	6,813
Total revenues	$ 416,625	$ 374,310

1. On September 3, 2021, in connection with EBCI's acquisition of the operations of Caesars Southern Indiana, VICI entered into a triple-net lease agreement with EBCI, and the annual base rent payment under the Caesars Regional Master Lease was reduced by $32.5 million.
2. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q1 2022 Supplemental Financial & Operating Data

14

Revenue Detail – Quarterly

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended			
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Contractual revenue from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease[1]	$ 122,729	$ 122,127	$ 126,603	$ 129,040
Caesars Las Vegas Master Lease	105,556	103,923	100,652	100,652
The Venetian Resort Las Vegas Lease	25,298	-	-	-
Greektown Lease	12,830	12,830	12,829	13,537
Hard Rock Lease	11,010	11,010	10,848	10,848
Caesars Southern Indiana Lease	8,125	8,125	2,437	-
Century Master Lease	6,376	6,311	6,313	6,313
Margaritaville Lease	5,924	5,865	5,866	5,866
Income from sales-type leases non-cash adjustment[2]	28,887	24,444	26,511	24,876
Income from sales-type leases	326,735	294,635	292,059	291,132
Contractual revenue from lease financing receivables				
Harrah's NOLA, AC, and Laughlin	39,663	39,470	39,077	39,077
JACK Entertainment Master Lease	16,690	16,470	16,470	16,470
Income from lease financing receivables non-cash adjustment[2]	6,666	6,929	4,631	4,522
Income from lease financing receivables	63,019	62,869	60,178	60,069
Contractual interest income				
JACK Entertainment Loan	-	40	940	1,001
Caesars Forum Convention Center Loan	7,854	8,029	7,893	7,786
Chelsea Piers Loan	1,176	1,200	1,200	1,187
Great Wolf Mezzanine Loan	818	537	271	5
Income from loans non-cash adjustment[2]	11	(11)	(277)	(52)
Income from loans	9,859	9,795	10,027	9,927
Income from lease financing receivables and loans	72,878	72,664	70,205	69,996
Other income	8,386	6,911	6,936	6,987
Golf revenues	8,626	8,944	6,504	8,285
Total revenues	$ 416,625	$ 383,154	$ 375,704	$ 376,400

1. On September 3, 2021, in connection with EBCI's acquisition of the operations of Caesars Southern Indiana, VICI entered into a triple-net lease agreement with EBCI, and the annual base rent payment under the Caesars Regional Master Lease was reduced by $32.5 million.
2. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q1 2022 Supplemental Financial & Operating Data

15

Annualized Contractual Rent and Income from Loans

($ in millions, as of May 2022)

VICI

	Assets Per Lease	Locations	Annualized Rent
Annualized Contractual Rent			
MGM Master Lease[1]	13	Las Vegas / Regional	$860.0
Caesars Regional Master Lease & Joliet Lease	16	Regional	649.6
Caesars Las Vegas Master Lease	2	Las Vegas	422.2
The Venetian Resort Las Vegas Lease	1	Las Vegas	250.0
Pro Rata Share of MGM Grand / Mandalay Bay BREIT JV Master Lease[2]	2	Las Vegas	152.2
JACK Entertainment Master Lease	2	Regional	69.0
Greektown Lease	1	Regional	51.3
Hard Rock Cincinnati Lease	1	Regional	44.0
Caesars Southern Indiana Lease	1	Regional	32.5
Century Master Lease	3	Regional	25.5
Margaritaville Lease	1	Regional	23.8
Total Annualized Contractual Rent	**43**		**$2,580.2**

	Borrower	Principal Balance	Interest Rate	Final Maturity Date[3]	Annualized Income from Loans
Annualized Contractual Income from Loans					
Caesars Forum Convention Center Loan	Caesars Entertainment	$400.0	7.9%[4]	9/18/2025	$31.4
Chelsea Piers Loan	Chelsea Piers New York	65.0	7.0%	8/31/2027	4.6
Great Wolf Mezzanine Loan	Great Wolf Resorts	49.2	8.0%	7/9/2026	3.9
BigShots Golf Loan[5]	BigShots Golf	-	10.0%	4/11/2027	-
Total Annualized Contractual Income from Loans		**$514.2**			**$39.9**
Total Annualized Contractual Rent and Income from Loans					**$2,620.1**

1. On April 29, 2022, the Company completed the acquisition of MGP. On December 13, 2021, in connection with MGM's agreement to sell the operations of the Mirage to Hard Rock, VICI has agreed to enter into a separate lease with Hard Rock related to the land and real estate assets of the Mirage, subject to customary closing conditions and regulatory approvals. Upon closing of the transaction, the MGM Master Lease will be amended to reflect the removal of the Mirage and initial annual rent payments will be reduced by $90.0 million.
2. MGM Grand and Mandalay Bay are owned by a joint venture with Blackstone Real Estate Income Trust, Inc. ("BREIT"), in which the Company owns a 50.1% interest following the acquisition of MGP.
3. Final maturity assumes all extension options are exercised; however, the loans may be repaid, subject to certain conditions, prior to such date.
4. The interest rate of the Caesars Forum Convention Center Mortgage Loan is subject to 2.0% annual escalation.
5. Subsequent to quarter end, on April 7, 2022, the Company entered into an up to $80.0 million mortgage with BigShots Golf.

VICI Q1 2022 Supplemental Financial & Operating Data

16

VICI Q1 2022 Supplemental Financial & Operating Data 2022 Guidance The Company is updating AFFO guidance for the full year 2022. The Company’s updated guidance incorporates the expected impact on operating results of the recently announced completion of the MGP Transactions, including the issuance of approximately 214.5 million shares of common stock to former stockholders of MGP, and the issuance of $5.0 billion of senior notes in April 2022. The Company's guidance does not include the impact on operating results from any possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The Company estimates AFFO for the year ending December 31, 2022 will be between $1,660.0 million and $1,690.0 million, or between $1.89 and $1.92 per diluted share. The following is a summary of the Company’s updated full-year 2022 guidance: In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable GAAP financial measure. For more information, see “Non-GAAP Financial Measures.” The Company is unable to provide a reconciliation of its stated AFFO guidance to net income attributable to common stockholders because it is unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results, the impact of these adjustments could be material, individually or in the aggregate, to the Company's reported GAAP results. The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this presentation. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. ($ in millions, except per share data) 17 2022 Guidance Updated Guidance Prior Guidance For the Year Ending December 31, 2022: Low High Low High Estimated Adjusted Funds From Operations (AFFO) $1,660.0 $1,690.0 $1,317.0 $1,347.0 Estimated Adjusted Funds From Operations (AFFO) per diluted share $1.89 $1.92 $1.80 $1.84 Estimated Weighted Average Share Count at Year End (in millions) 878.6 878.6 733.7 733.7

Capitalization

($ in thousands, except share and per share data)

Debt[1]	Maturity Date	Interest Rate	Interest Frequency	Balance as of March 31, 2022	Balance as of May 3, 2022[2]
Senior Unsecured Debt					
$2.5Bn Revolving Credit Facility	3/31/2027[3]	SOFR+1.05%[4]	Monthly	600,000	-
$1.0Bn Delayed Draw Term Loan	3/31/2027[3]	SOFR+1.20%[4]	Monthly	-	-
3.500% Notes due 2025	2/15/2025	3.500%	Semi-Annually	750,000	750,000
4.250% Notes due 2026	12/1/2026	4.250%	Semi-Annually	1,250,000	1,250,000
3.750% Notes due 2027	2/15/2027	3.750%	Semi-Annually	750,000	750,000
4.625% Notes due 2029	12/1/2029	4.625%	Semi-Annually	1,000,000	1,000,000
4.125% Notes due 2030	8/15/2030	4.125%	Semi-Annually	1,000,000	1,000,000
5.625% Notes due 2024[5]	5/1/2024	5.625%	Semi-Annually	-	1,050,000
4.625% Notes due 2025[5]	6/15/2025	4.625%	Semi-Annually	-	800,000
4.500% Notes due 2026[5]	9/1/2026	4.500%	Semi-Annually	-	500,000
5.750% Notes due 2027[5]	2/1/2027	5.750%	Semi-Annually	-	750,000
4.500% Notes due 2028[5]	1/15/2028	4.500%	Semi-Annually	-	350,000
3.875% Notes due 2029[5]	2/15/2029	3.875%	Semi-Annually	-	750,000
4.375% Notes due 2025	5/15/2025	4.375%	Semi-Annually	-	500,000
4.750% Notes due 2028	2/15/2028	4.750%	Semi-Annually	-	1,250,000
4.950% Notes due 2030	2/15/2030	4.950%	Semi-Annually	-	1,000,000
5.125% Notes due 2032	5/15/2032	5.125%	Semi-Annually	-	1,500,000
5.625% Notes due 2052	5/15/2052	5.625%	Semi-Annually	-	750,000
Total Unsecured Debt	-	-	-	**$5,350,000**	**$13,950,000**
50.1% Pro Rata Share of BREIT JV Debt	3/5/2032	3.308%	Monthly	-	1,503,000
Total Debt				**$5,350,000**	**$15,453,000**
Weighted Average Interest Rate (Coupon / Coupon Including Impact of Hedges)				*3.84%[6] / -*	*4.54% / 4.38%[7]*
Unsecured Debt				*100%*	*90%*
Fixed Rate Debt				*89%*	*100%*

VICI Issuer Credit Ratings

Moody's: Ba1 / Stable Outlook

S&P: BBB- / Stable Outlook

Fitch: BBB- / Stable Outlook

Equity	As of March 31, 2022	As of May 3, 2022
Shares Outstanding	748,413,311	963,002,113[8]
Third-Party OP Units Outstanding	-	12,231,373[8]
Share Price	$28.46	$29.93
Equity Market Capitalization	**$21,299,843**	**$29,188,738**

1. The Senior Unsecured Notes benefit from a limited pledge of the equity of VICI Properties L.P. Refer to Note 7 - Debt within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 for further details.
2. Reflects debt assumed and incurred in connection with the acquisition of MGP and use of proceeds therefrom.
3. Maturity date shown inclusive of applicable extension options.
4. Facility fees (0.15%-0.375% depending on VICI LP's ratings) on total commitments; reflects Ba1 / BBB- / BBB- credit ratings as of April 18, 2022.
5. Issued in exchange for senior notes originally issued by MGP OP pursuant to the related exchange offers, which settled on April 29, 2022 in connection with the closing of the MGP acquisition. Principal amounts listed include unexchanged MGP OP notes which remain outstanding, totaling $90.0 million in the aggregate.
6. Based on one-month SOFR of 0.30% as of March 31, 2022; reflects Ba3 / BB / BB credit ratings as of March 31, 2022.
7. Reflects impact of $3.0bn notional amount of forward starting swaps and treasury locks entered into between December 2021 – April 2022, which were settled in connection with the April 2022 $5.0 billion senior notes offering. Refer to page 26 of this presentation and Note 8 – Derivatives within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 for further details.
8. On April 29, 2022, VICI issued approximately 214.5 million shares of common stock to former stockholders of MGP in connection with the closing of the MGP acquisition. In addition, following the closing of the MGP acquisition, MGM holds approximately 1% of the limited liability company interests in VICI Properties OP LLC, which may be redeemed for cash or, at VICI's election, shares of common stock.

VICI Q1 2022 Supplemental Financial & Operating Data

18

VICI Q1 2022 Supplemental Financial & Operating Data Portfolio Diversification1 1. Based on annualized contractual rent. 2. On April 29, 2022, the Company completed the acquisition of MGP. Assumes MGM Master Lease rent is allocated to Las Vegas and Regional properties based on pro rata 2019A Adjusted EBITDAR performance of the operations at the properties according to MGM. 3. Pro forma for MGM’s pending sale of the operations of the Mirage to Hard Rock, which is subject to customary closing conditions and regulatory approvals. Please refer to page 25 of this presentation for additional details. 19 GEOGRAPHIC DIVERSIFICATION ACROSS 15 STATES At Formation (2017) 74% 26% Regional Las Vegas Pro Forma MGP Acquisition & Mirage OpCo Sale to Hard Rock 2 55% 45% Regional Las Vegas LONG-TERM PARTNERSHIPS WITH 8 TENANTS 100% At Formation (2017) 42% 36% 10% 5% 3% 3% 1%1% Pro Forma MGP Acquisition & Mirage OpCo Sale to Hard Rock 2, 3

Portfolio Overview

(Square footage shown in thousands)

Major MSAs Served	Property	Location	Total Sq. Ft.	Casino Sq. Ft.	Meeting Sq. Ft.	Slot Machines	Table Games	Hotel Rooms
Boston	MGM Springfield[1]	Springfield, MA	2,000	106	34	1,571	52	240
Chicago	Horseshoe Hammond	Hammond, IN	1,716	117	--	1,970	120	--
	Harrah's Joliet[2]	Joliet, IL	1,011	39	6	880	20	200
Cincinnati	Hard Rock Cincinnati	Cincinnati, OH	1,482	100	33	1,800	100	--
Cleveland	JACK Cleveland	Cleveland, OH	844	96	--	1,330	120	--
	JACK Thistledown	North Randall, OH	1,004	57	--	1,480	--	--
	MGM Northfield Park[1]	Northfield, OH	724	73	--	1,669	--	--
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	28	22	1,060	60	600
	Margaritaville Bossier City	Bossier City, LA	380	30	--	986	50	395
Detroit	Hollywood Casino at Greektown	Detroit, MI	2,200	100	14	2,155	64	400
	MGM Grand Detroit[1]	Detroit, MI	3,220	147	30	2,817	140	400
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	60	13	960	60	390
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124	300	1,400	180	3,970
	Excalibur[1]	Las Vegas, NV	2,860	93	25	894	42	3,981
	Harrah's Las Vegas	Las Vegas, NV	4,100	89	24	1,070	60	2,540
	Luxor[1]	Las Vegas, NV	3,398	101	35	819	45	4,397
	Mandalay Bay[1,3]	Las Vegas, NV	9,581	152	2,121	990	69	4,750
	MGM Grand Las Vegas[1,3]	Las Vegas, NV	9,068	169	850	1,245	122	6,071
	The Mirage[1]	Las Vegas, NV	4,795	94	170	835	71	3,044
	New York - New York & The Park[1]	Las Vegas, NV	2,765	81	31	893	54	2,024
	Park MGM[1]	Las Vegas, NV	5,099	66	77	745	65	2,898
	The Venetian Resort Las Vegas	Las Vegas, NV	16,970	225	2,300	1,480	210	7,100
Laughlin	Harrah's Laughlin	Laughlin, NV	1,413	58	7	760	40	1,510
Louisville	Caesars Southern Indiana	Elizabeth, IN	2,510	74	24	1,100	90	500
Memphis	Gold Strike Tunica[1]	Tunica, MS	1,460	57	17	1,082	61	1,109
	Horseshoe Tunica	Robinsonville, MS	1,008	63	20	970	100	510

1. On April 29, 2022, the Company acquired this property in connection with the closing of the acquisition of MGP.
2. Owned by Harrah's Joliet Landco LLC, a joint venture of which a subsidiary of VICI is the 80% owner and managing member.
3. MGM Grand and Mandalay Bay are owned by a joint venture with BREIT, in which the Company owns a 50.1% interest following the acquisition of MGP.

VICI Q1 2022 Supplemental Financial & Operating Data

20

VICI

Portfolio Overview (Continued)

(Square footage shown in thousands)

Major MSAs Served	Property	Location	Total Sq. Ft.	Casino Sq. Ft.	Meeting Sq. Ft.	Slot Machines	Table Games	Hotel Rooms
Nashville	Harrah's Metropolis	Metropolis, IL	474	24	--	650	20	210
New Orleans	Beau Rivage[1]	Biloxi, MS	3,633	85	50	1,516	75	1,740
	Harrah's Gulf Coast	Biloxi, MS	1,031	32	--	600	30	500
	Harrah's New Orleans	New Orleans, LA	1,180	104	47	1,260	120	450
New York	Empire City[1]	Yonkers, NY	549	137	0	4,696	0	0
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	23	6	510	20	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	55	--	1,330	60	150
Pittsburgh	Mountaineer Casino	New Cumberland, WV	890	72	70	1,110	35	357
Philadelphia	Borgata[1]	Atlantic City, NJ	5,673	213	106	2,816	163	2,767
	Caesars Atlantic City	Atlantic City, NJ	3,816	113	29	1,900	130	1,150
	Harrah's Atlantic City	Atlantic City, NJ	4,470	150	125	1,860	130	2,590
	Harrah's Philadelphia	Chester, PA	2,000	100	12	1,700	70	--
San Francisco /Sacramento	Harvey's Lake Tahoe	Lake Tahoe, NV	1,670	51	19	600	30	740
	Harrah's Lake Tahoe	Stateline, NV	1,057	54	18	720	60	510
St. Louis	Century Casino Cape Girardeau	Cape Girardeau, MO	170	42	8	839	23	--
	Century Casino Caruthersville	Caruthersville, MO	90	21	12	525	9	--
Washington D.C.	MGM National Harbor[1]	Prince George's County, MD	3,349	150	50	2,123	158	308
Total VICI Properties 20 MSAs	**43 Properties**	**15 States**	**122,516**	**3,825**	**6,705**	**57,716**	**3,128**	**58,751**
Golf Course	Cascata Golf Course	Boulder City, NV	37	--	--	--	--	--
	Rio Secco Golf Course	Henderson, NV	30	--	--	--	--	--
	Grand Bear Golf Course	Saucier, MS	5	--	--	--	--	--
	Chariot Run Golf Course	Laconia, IN	5	--	--	--	--	--

1. On April 29, 2022, the Company acquired this property in connection with the closing of the acquisition of MGP.

VICI Q1 2022 Supplemental Financial & Operating Data

21

Summary of Current Lease Terms

VICI

	MGM Master Lease[1]	Caesars Regional Master Lease and Joliet Lease[2]	Caesars Las Vegas Master Lease[2]	Venetian Resort Las Vegas Lease
Tenant	MGM Resorts International	Caesars Entertainment	Caesars Entertainment	Affiliate of funds managed by affiliates of Apollo Global Management, Inc.
Annual Cash Rent as of May 2022	$860.0 million	$649.6 million[3]	$422.2 million	$250.0 million
Current Lease Year	Apr. 29, 2022 – Apr. 30, 2023 Lease Year 1	Nov. 1, 2021 – Oct. 31, 2022 Lease Year 5	Nov. 1, 2021 – Oct. 31, 2022 Lease Year 5	Feb. 23, 2022 – Feb. 28, 2023[4] Lease Year 1
Annual Escalator	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	1.5% in years 2-5 >2% / change in CPI thereafter, subject to 2% floor	>2% / change in CPI, subject to 2% floor	>2% / change in CPI (capped at 3%), beginning in year 2
Coverage Floor	None	None	None	None
Rent Adjustment[5]	None	Year 8: 70% Base / 30% Variable Year 11 & 16: 80% Base / 20% Variable	Year 8, 11 & 16: 80% Base / 20% Variable	None
Variable Rent Adjustment Mechanic[5]	None	<u>4% of revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	<u>4% of revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	None
Term	25-year initial term with three 10-year renewal options	18-year initial term with four 5-year renewal options[6]		30-year initial term with two 10-year renewal options
Guarantor	MGM Resorts International	Caesars Entertainment, Inc.	Caesars Entertainment, Inc.	Las Vegas Sands Corp. provides contingent lease payment support through 2023, which will terminate after (i) 2022 if 2022 EBITDAR ≥ $550mm or (ii) a change of control occurs
Capex	1% of Net Revenues	Minimum of 1% of Net Revenue annually, with rolling three-year minimum (allocated among CPLV and regional properties)	Minimum of 1% of Net Revenue annually, with rolling three-year minimum (allocated among CPLV and HLV)	2.0% of Net Revenues annually (exclusive of gaming equipment) on a rolling three-year basis with ramp up

1. On April 29, 2022, the Company completed the acquisition of MGP.
2. Regional Master Lease consists of 16 Caesars properties leased from VICI and the Las Vegas Master Lease consists of Caesars Palace Las Vegas and Harrah's Las Vegas.
3. Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, Current Annual Cash Rent is $641.2 million.
4. Lease year 1 ends on the earlier of (i) February 28, 2024 and (ii) the first day of the first month following the month in which the net revenue of the Venetian Resort Las Vegas for the trailing 12 months equals or exceeds 2019 net revenue.
5. Rent adjustments in the Caesars Regional Master Lease and Caesars Las Vegas Master Lease occur in lease years based on a lease commencement date of October 6, 2017.
6. Upon the consummation of the Eldorado Transaction, the Caesars Lease Agreements were extended such that each lease has a full 15-year initial lease term from the date of consummation.

VICI Q1 2022 Supplemental Financial & Operating Data

22

Summary of Current Lease Terms (Continued)

VICI

	MGM Grand & Mandalay Bay BREIT JV Master Lease[1]	JACK Cleveland / Thistledown Master Lease[2]	Greektown Lease	Hard Rock Cincinnati Lease
Tenant	MGM Resorts International	JACK Entertainment	Penn National Gaming	Hard Rock Entertainment
Annual Cash Rent as of May 2022	$303.8 million (VICI's Pro Rata Share: $152.2 million)	$69.0 million[2]	$51.3 million	$44.0 million
Current Lease Year	Mar. 1, 2022 – Feb. 28, 2023 Lease Year 3	Feb. 1, 2022 – Jan. 31, 2023 Lease Year 3	June 1, 2021 – May 31, 2022 Lease Year 3	Oct. 1, 2021 – Sept. 30, 2022 Lease Year 3
Annual Escalator	2% in years 2-15 >2% / change in CPI thereafter (capped at 3%)	1.0% in years 3 1.5% in years 4-6 > 1.5% / change in CPI thereafter (capped at 2.5%)	2% for Building Base Rent ($42.8 Million)	1.5% in years 2-4 > 2.0% / change in CPI thereafter[3]
Coverage Floor	None	None	Net Revenue to Rent Ratio to be mutually agreed upon prior to the commencement of lease year 4	None
Rent Adjustment	None	None	Percentage (Variable) Rent adjusts every 2 years beginning in year 5	Year 8: 80% Base (subject to escalator) / 20% Variable
Variable Rent Adjustment Mechanic	None	None	4% of the average net revenues for trailing 2-year period less threshold amount	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3
Term	30-year initial term with two 10-year renewal options	Initial term of 20 years with three 5-year renewal options	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options
Guarantor	MGM Resorts International	Rock Ohio Ventures LLC	Penn National Gaming	Seminole Hard Rock Entertainment, Inc.
Capex	3.5% of Net Revenues based on 5-year rolling test (subject to minimum 2.5% for each property); 1.5% monthly revenues	Initial minimum of $30 million in first 3 years; 1% of Net Revenues beginning in lease year 4, based on a rolling three-year basis[4]	Minimum 1% of Net Revenues based on a four-year average	Minimum 1% of Net Revenues

1. On April 29, 2022, the Company completed the acquisition of MGP.
2. As of April 1, 2022, annual rent increased by $1.8 million in connection with the funding of a new gaming patio amenity at JACK Thistledown Racino.
3. Starting in lease year 5, if the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year.
4. Minimum of $30 million includes amounts spent on the gaming patio amenity at JACK Thistledown Racino, gaming equipment and the May Company Garage from the period commencing April 1, 2019 until December 31, 2022.

VICI Q1 2022 Supplemental Financial & Operating Data

23

Summary of Current Lease Terms (Continued)

VICI

	Caesars Southern Indiana Lease	Century Master Lease	Margaritaville Bossier City Lease
Tenant	Eastern Band of Cherokee Indians	Century Casinos	Penn National Gaming
Annual Cash Rent as of May 2022	$32.5 million	$25.5 million	$23.8 million
Current Lease Year	Sept. 3, 2021 – Aug. 31, 2022 Lease Year 1	Jan. 1, 2022 – Dec. 31, 2022 Lease Year 3	Feb. 1, 2022 – Jan. 31, 2023 Lease Year 4
Annual Escalator	1.5% in years 2-5 >2% / change in CPI thereafter	1.0% in years 2-3 > 1.25% / change in CPI thereafter	2% for Building Base Rent ($17.2 Million)
Coverage Floor	None	Net Revenue to Rent Ratio: 7.5x beginning in year 6	Net Revenue to Rent Ratio: 6.1x beginning in year 2
Rent Adjustment	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable	Percentage (Variable) Rent adjusts every 2 years beginning in year 3
Variable Rent Adjustment Mechanic	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2[1] Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of the average net revenues for trailing 2-year period less threshold amount
Term	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options
Guarantor	Eastern Band of Cherokee Indians	Century Casinos, Inc.	Penn National Gaming
Capex	1% of annual Net Revenues	Minimum 1% of Net Revenues on a rolling three-year basis for each individual facility; 1% of Net Gaming Revenue per fiscal year for the facilities collectively	Minimum 1% of Net Revenues based on a four-year average

1. With respect to lease year 0, for the period Caesars Southern Indiana was closed in 2020 due to COVID-19, the Caesars Southern Indiana Lease will provide for the use of 2019 net revenues, pro rated for the period of such closure.

VICI Q1 2022 Supplemental Financial & Operating Data

24

VICI Q1 2022 Supplemental Financial & Operating Data Recently Announced Transaction Activity 1. On December 13, 2021, in connection with MGM’s agreement to sell the operations of the Mirage to Hard Rock, VICI has agreed to enter into a separate lease with Hard Rock related to the land and real estate assets of the Mirage, subject to customary closing conditions and regulatory approvals. Upon closing of the transaction, the MGM Master Lease will be amended to reflect the removal of the Mirage and initial annual rent payments will be reduced by $90.0 million. ($ in millions, unless otherwise noted) Property Announcement Date Status Rent Purchase Price Tenant Pending Transaction The Mirage Hotel & Casino Lease1 (Las Vegas, NV) $90.0 (MGM Master Lease rent of $860 million will be reduced proportionally by the $90 million attributable to the Mirage) N/A Real estate acquisition by VICI closed on April 29, 2022; Hard Rock acquisition of Mirage OpCo expected to close H2 2022 Hard Rock International 25 12/13/2021

Investment & Capital Markets Activities

($ in millions, unless otherwise noted)

VICI

Recently Completed Transactions (By Closing Date)

Property / Loan	Announcement Date	Closing Date	Rent / Income	Cap Rate / Yield	Price / Loan Size	Tenant / Borrower
MGM Growth Properties' Portfolio	8/4/2021	4/29/2022	$1,012.2	N/A	~$17.2 billion	MGM Resorts International
BigShots Golf Loan	9/15/2021	4/7/2022	N/A	10.0%	$80.0	BigShots Golf, a subsidiary of ClubCorp Holdings, Inc.
The Venetian Resort Las Vegas	3/3/2021	2/23/2022	$250.0	6.25%	$4,000.0	Affiliate of Apollo Global Management, Inc.
Caesars Southern Indiana	12/24/2020	9/3/2021	$32.5[1]	N/A	N/A	Eastern Band of Cherokee Indians
Great Wolf Mezzanine Loan	7/20/2021	6/16/2021	$2.7[2]	8.0%	$79.5[2]	Great Wolf Resorts

Financing Activities

Debt Capital Markets

Inaugural Investment Grade Unsecured Notes Offering of $5.0 billion

- On April 29, 2022, issued $500 million 3-Year Notes at 4.375%, $1.25 billion 5-Year Notes at 4.750%, $1.0 billion 7-Year Notes at 4.950%, $1.5 billion 10-Year Notes at 5.125% and $750 million 30-Year Notes at 5.625%

Entered into New $3.5 billion Unsecured Credit Facility

- On February 8, 2022, entered into a new $2.5 billion unsecured revolving credit facility and $1.0 billion unsecured delayed draw term loan facility and concurrently terminated the secured $1.0 billion revolving credit facility
- On February 18, 2022, drew $600.0 million on our revolving credit facility in connection with the closing of the Venetian acquisition. On April 29, 2022, utilized funds from the April 2022 notes offering and cash on hand to pay down the outstanding balance

Interest Rate Swap and Treasury Lock Agreements

- From December 2021 to April 2022, entered into forward-starting interest rate swaps and U.S. Treasury rate locks with a notional amount of $3.0 billion to hedge against changes in future cash flows resulting from changes in interest rates
- In connection with the April 2022 notes offering, settled the above swaps and treasury locks for total proceeds of $206.8 million to be amortized into interest expense in future periods

Repaid $2.1 billion Secured Term Loan B Facility

- On September 15, 2021, repaid in full the $2.1 billion secured Term Loan B facility and terminated related swap agreements

Equity Capital Markets

$3.4 billion Follow-On Equity Offering at $29.50 per share

- On September 14, 2021, issued 65.0 million shares with the remaining 50.0 million shares to be issued upon settlement of the forward sale agreements

$2.0 billion Follow-On Equity Offering at $29.00 per share

- On March 3, 2021, offered 69.0 million shares to be issued upon settlement of the forward sale agreements

Forward Sale Agreement Settlements

- On February 18, 2022, settled 50.0 million shares from the September 2021 forward sale agreements and 69.0 million shares from the March 2021 forward sale agreements
- On September 9, 2021, settled the remaining 26.9 million shares from the June 2020 forward sale agreement

1. Annual rent payment under the Regional Master Lease with Caesars was commensurately reduced by $32.5 million upon the consummation of the sale of the operations of Caesars Southern Indiana to the Eastern Band of Cherokee Indians.
2. Expect to fund the entire $79.5 million commitment by mid-2022. As of March 31, 2022, $49.2 million has been disbursed.

VICI Q1 2022 Supplemental Financial & Operating Data

26

VICI

Embedded Growth Pipeline

	Two Las Vegas Strip ROFRs[1] (First Asset: Bally's, Flamingo, Paris, Planet Hollywood; Second Asset: also The LINQ)					Put / Call Agreements			Horseshoe Baltimore ROFR[1,2]	Chelsea Piers New York	Caesars Virginia ROFR[1,2]
	Bally's Las Vegas	Flamingo	Paris	Planet Hollywood	The LINQ	Harrah's Hoosier Park Racing & Casino	Horseshoe Indianapolis	Caesars Forum	Horseshoe Casino Baltimore	Chelsea Piers New York	Caesars Virginia
Location / Jurisdiction	Las Vegas Strip					Anderson, IN	Shelbyville, IN	LV Strip	Baltimore, MD	New York, NY	Danville, VA
Casino Space Sq. Ft.	68,400	72,300	95,300	64,500	32,900	55,300	105,100	--	122,000	--	--
# of Tables	70	110	100	110	60	28	61	--	210	--	--
# of Slots	940	1,120	980	1,070	780	1,710	2,070	--	2,200	--	--
# of Rooms	2,810	3,450	2,920	2,520	2,250	--	--	--	--	--	--
Highlights	• Opportunity to expand presence on Las Vegas Strip and potential to diversify tenant base					• Highly attractive Indianapolis market with the potential for growth from table games		• Bolsters Las Vegas asset base with newly built, world class convention center	• Furthers geographic diversification with urban core real estate	• Iconic experiential asset with diverse revenue streams expands VICI's investment universe	• Geographical diversification with a new asset in a recently legalized state with limited casino licenses
Terms	• Two ROFRs on Las Vegas Strip assets to be sold by Caesars (whether as a "WholeCo" or "OpCo/PropCo" sale) – First asset can only be Bally's, Flamingo, Paris or Planet Hollywood – Second asset can be from the same group plus The LINQ					• 13.0x call / 12.5x put[3], commencing on Jan. 1, 2022 and expiring on Dec. 31, 2024		• 13.0x put[3] from Jan. 1, 2024 to Dec. 31, 2024 • 13.0x call[3] from Sept. 18, 2025 to Dec. 31, 2026	• ROFR on a sale leaseback of the real estate related to Horseshoe Baltimore	• Agreement with Chelsea Piers for the life of the loan, subject to a minimum of 5 years, that could lead to a longer-term financing partnership in the future	• ROFR on a sale leaseback of the real estate related to the development of a new casino resort in Danville, VA

1. Caesars does not have a contractual obligation to sell the properties subject to the ROFR agreements and will make an independent financial decision regarding whether to trigger the ROFR agreements, and VICI will make an independent financial decision whether to purchase the properties.
2. Subject to any consent required from Caesars' applicable joint venture partners.
3. Multiples based on initial annual rent.

VICI Q1 2022 Supplemental Financial & Operating Data

27

VICI Q1 2022 Supplemental Financial & Operating Data 28 Definitions of Non-GAAP Financial Measures FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by the National Association of Real Estate Investment Trusts (Nareit), we define FFO as net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other nonrecurring non-cash transactions and non-cash adjustments attributable to noncontrolling interest with respect to certain of the foregoing. We calculate Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense and interest income (collectively, interest expense, net) and income tax expense. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.